June 6, 2012


Securities & Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by One 1
American Depositary Receipt
representing Twenty 20 Ordinary
Shares of
      Royal Bank of Scotland Form
F6 File No 333144756.


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we
attach a copy of the new
prospectus Prospectus reflecting
the change in  number of ordinary
shares represented by one
American Depositary Share the
Ratio.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with revised with
revised ratio for The Royal Bank
of Scotland Group plc.

The Prospectus has been revised
to reflect the new ratio, and has
been overstamped with

Effective June 6, 2012 the
Companys American
Depositary Share ADS Ratio
Changed from 120 One ADS
Representing Twenty Ordinary
Shares to 12 One ADS
Representing Two Ordinary
Shares
The Par Value of the Ordinary
Shares is redenominated to
GBp 1.



Please contact me with any
questions or comments at 212
8156915.



Margaret  Keyes The Bank of
New York Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286